Exhibit 22. Subsidiaries of the Registrant

The following table lists subsidiaries of the registrant which meet the definition of "significant subsidiary" according to Regulation S-X:

                                       STATE OF            NAME UNDER WHICH
                 COMPANY             INCORPORATION       COMPANY DOES BUSINESS
         -----------------------     -------------       ---------------------
         Family Service Life                             Family Service Life
          Insurance Company            Texas              Insurance Company
         Globe Life And Accident                         Globe Life And Accident
          Insurance Company            Delaware           Insurance Company
         Liberty National Life                           Liberty National Life
          Insurance Company            Alabama            Insurance Company
         United American                                 United American
          Insurance Company            Delaware           Insurance Company
         United Investors Life                           United Investors Life
          Insurance Company            Missouri           Insurance Company
         Waddell & Reed, Inc.          Delaware          Waddell & Reed, Inc.
         Torch Operating                                 Torch Operating
          Company                      Texas              Company

All other exhibits required by Regulation S-K are listed as to location in the "Index of documents filed as a part of this report" on pages 60 through 62 of this report. Exhibits not referred to have been omitted as inapplicable or not required.